Exhibit 10.21

[LETTERHEAD OF PHILIP MORRIS INTERNATIONAL]

PERSONAL AND CONFIDENTIAL

HAND DELIVERY

To: Andre Calantzopoulos    Lausanne, April 1, 2012

Dear Andre,

Further to your annual performance assessment and discussion with your supervisor, we are pleased to confirm that effective April 1, 2012, your gross base salary is being increased by 3%

from     CHF 1'433'146.-- p.a.*        CHF 110'242.-- p.m.*
to      CHF 1'476'150.-- p.a.*        CHF 113'550.-- p.m.*

Your new Position in Range as a result of this salary increase will be 53%.

It is agreed and understood that this letter will for all purposes be regarded as a continuation of your employment with Philip Morris International Management SA.

All other conditions relating to your employment Philip Morris International Management SA remain as stated in your employment contract and, if applicable, in any subsequent amendments.

We would like to take this opportunity to wish you continued success and satisfaction.

Yours sincerely,

PHILIP MORRIS INTERNATIONAL MANAGEMENT SA

/s/ NICOLA ARTINGSTALL RAVUSSIN

Nicola Artingstall Ravussin
Director Human Resources
Business Partner Switzerland

*p.a. = annual
*p.m. = monthly

Philip Morris International Management SA, Avenue de Rhodanie 50, 1007 Lausanne, Switzerland
T:+41 (58) 242 00 00, F: +41 (58) 242 01 01, W: www.pmi.com